Exhibit 23

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                            EDGAR Filing.net, Inc.
                             A Nevada Corporation


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                 Consents of Independent Public Accountants

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May 11, 2001
G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                              425.928.2877 (efax)





May 11, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of May 11, 2001, on the Financial Statements of Edgar Filing.net, Inc. for the three months ending March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G.Brad Beckstead
By: G. Brad Beckstead, CPA



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